Exhibit 10.22



                           1997 ANNUAL INCENTIVE PLAN
                                       OF
                             ERIE INDEMNITY COMPANY


1. PURPOSE. The purpose of the Annual Incentive Plan (the "Plan") of Erie Indemnity Company (the "Company") is to promote the best interests of the Erie Insurance Exchange while enhancing shareholder value of the Company and to promote the attainment of significant business objectives by the Company, its subsidiaries and affiliates by basing a portion of selected employees'
compensation on the performance of such employee and the Company (as defined below).

2.       DEFINITIONS.

         a. "Award Agreement" means the agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to an award granted to the Participant under this Plan.

         b. "Base Salary" shall mean the annual base salary for a Participant at the end of the calendar year 1997.

         c. "Combined Ratio" means the sum of the loss ratio (including loss adjustment expenses), expense ratio and policyholder dividend ratio, as determined in accordance with statutory accounting principles and reported to A.M. Best Company for the combined property casualty operations of the Erie Insurance Exchange and affiliated property casualty companies (collectively "Erie"). For Erie the Combined Ratio shall be adjusted downward to reflect the excess of management fees over actual expenses for the management operations.

         d.  "Company"  means  Erie  Indemnity   Company  and  any  corporation,
partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term "Company" shall include any successors thereto.

         e. "Committee" means the Executive Compensation Committee of the Board of Directors of the Company, or its functional successor, unless some other Board committee has been designated by the Board of Directors to administer the Plan.

         f. "Participant" means any individual who has met the eligibility requirements set forth in Section 5 hereof and to whom a grant has been made and is outstanding under the Plan.

         g. "Peer Group" means a group of companies selected by the Committee on an industry and line of business basis.

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         h. "Performance Measures" means the criteria upon which awards for 1997 will be based and, unless otherwise determined by the Committee shall be: (i) a combination of the difference between Erie's Combined Ratio for 1997 and the averaged Combined Ratio of the Peer Group for 1997 and the difference between the Erie's growth in net written premiums as compared to growth in net written premiums of the Peer Group ("Financial Performance Measure"); and (ii) the Participant's individual performance assessment under the Company's existing performance assessment system ("Individual Performance Measure"). The Financial Performance Measure and the Individual Performance Measure are collectively referred to as (the "Performance Measures").

         i. "Target Award" means 25% of a Participant's Base Salary for 1997.

3. ADMINISTRATION. The Plan shall be administered by the Committee.

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. Whenever the Plan refers to a determination being made by the Committee, it shall be deemed to mean a determination by the Committee in its sole discretion.

         Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee shall be conclusive on all parties.

4. WEIGHTING OF PERFORMANCE MEASURES. The Target Award shall be weighted in a manner so that 75% of the Target Award shall be based upon the Financial Performance Measure and 25% of the Target Award shall be based upon the Individual Performance Measure. Satisfaction of either of the Performance Measures shall entitle a Participant to payment with respect to that portion of the award notwithstanding the fact that the other Performance Measure is not satisfied.

5. ELIGIBLE PERSONS. Any key employee of the Company who the Committee determines, in its sole discretion, has a significant effect on the operations of the Company shall be eligible to participate in the Plan. Any Participant in this Plan shall be deemed ineligible to participate in the Erie Insurance Group Employee Profit Sharing Bonus Plan. No employee shall have a right (a) to be selected under the Plan, or (b) having once been selected, to (i) be selected again or (ii) continue as an employee.

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6. MAXIMUM  AMOUNT  AVAILABLE  FOR AWARDS.  The aggregate  maximum  pay-out with respect to awards for 1997 under the Plan shall be 15% of the increase in the Company's after tax earnings (as defined by the Committee) in 1997 compared to 1996. In the event that the total awards earned under the Plan exceed this limitation, each Participant's award shall be reduced on a pro rata basis until the total pay-out of awards under the Plan does not exceed the Plan maximum established in the preceding sentence.

7. DETERMINATION OF AWARDS. The Committee shall determine the actual award to each Participant for the year, based upon the following formula:

Participant Award = (.75 of Target Award x Financial Performance Percentage Earned) + (.25 of Target Award x Individual Performance Percentage Earned).

         The Financial Performance Percentage Earned and Individual Performance Percentage Earned shall be determined in accordance with Appendix I and Appendix II, respectively. For the Financial Performance Percentage Earned, the amount shall be mathematically interpolated between cells in the matrix based upon Erie's actual differences in Combined Ratio and Growth in New Written Premiums. The Individual Performance Percentage Earned shall be based on the performance assessment conducted during calendar year 1997.

         The total award payable to any Participant may range from zero (0) to one hundred and sixty (160) percent of the Participant's Target Award, depending upon whether, or the extent to which, the Performance Measures have been achieved. Notwithstanding anything in this Plan to the contrary, a Participant shall not be entitled to, and no amount shall be payable to, such Participant in the event that the Participant's Performance Points (as reflected in Appendix
II) are below 94. All such determinations regarding the achievement of Performance Measures and the determination of actual awards will be made by the Committee.

8. DISTRIBUTION OF AWARDS. Awards under the Plan shall be paid in cash as soon as practicable after 1997 audited financial statements for Erie have been prepared and Peer Group data is available.

9. TERMINATION OF EMPLOYMENT. A Participant must be actively employed by the Company on the date his or her award is determined by the Committee ("the Payment Date") in order to be entitled to payment of any award. In the event active employment of a Participant shall be terminated before the Payment Date for any reason other than discharge for "Cause" (as defined in such employee's employment agreement with the Company or, if no such agreement exists, as defined by the Committee) or voluntary resignation, such Participant may receive such portion of his or her award as may be determined by the Committee. A Participant discharged for Cause shall not be entitled to receive any award for the year. A Participant who voluntarily resigns prior to the Payment Date shall not be entitled to receive any award unless otherwise determined by the Committee.

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10.      MISCELLANEOUS.

         a. NONASSIGNABILITY. No award will be assignable or transferable without the written consent of the Committee in its sole discretion, except by will or by the laws of descent and distribution.

         b. WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

         c. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law.

         d. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         e. PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under this Plan.

         f.       LIMITS OF LIABILITY.

                  1. Any liability of the Company to any Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

                  2. Neither the Company, nor any member of its Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

         g.       RIGHTS OF EMPLOYEES.

                  1. Status as an employee eligible to receive an award under the Plan shall not be construed as a commitment that any award will be made under this Plan to such employee or to other such employees generally.

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                  2. Nothing  contained  in this Plan or in any Award  Agreement
(or in any other documents related to this Plan or to any award or Award Agreement) shall confer upon any employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

         h. SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

         i. INVALIDITY. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

         j. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

         k. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1997.



                                             /s/ Peter B. Bartlett
                                -----------------------------------------
                                         Peter B. Bartlett, Chairman
                                       Executive Compensation Committee


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